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CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)

6.30% Senior Notes, Series I, due 2020	$249,365,000	$13,915

(1)
Pursuant to Rules 457(o) and 457(r) under the Securities Act of 1933, the registration fee was calculated based on the maximum aggregate offering price. Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $195,244 were previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (File No. 333-114274) filed by Ameren Corporation on April 7, 2004, of which $134,965 remains available for future registration fees. Those fees have been carried forward for application in connection with offerings under the below-referenced Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, after application of the $13,915 registration fee due for this offering, $121,050 will remain available for future registration fees. No additional registration fee has been paid with respect to this offering. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in Ameren Energy Generating Company's Registration Statement on Form S-3 (File No. 333-155416-02), which was filed on November 17, 2008.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-155416-02

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 17, 2008)

$250,000,000

6.30% Senior Notes, Series I, due 2020

        Ameren Energy Generating Company is offering $250,000,000 principal amount of its 6.30% Senior Notes, Series I, due 2020, referred to in this prospectus supplement as the "senior notes." The senior notes we are offering hereunder will bear interest at a rate equal to 6.30% per year from the date of issuance to April 1, 2020, when they will mature. We will pay interest on the senior notes semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2010. The senior notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        We may at any time and from time to time redeem all or a portion of the senior notes at the make-whole redemption price set forth in this prospectus supplement under "Description of the Senior Notes—Optional Redemption with Make-Whole Premium."

        The senior notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other senior unsecured debt.

        Investing in our senior notes involves risks. See "Risk Factors" on page S-5 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Offering Price(1)	Discounts and Commissions to Underwriters	Proceeds, Before Expenses, to Ameren Energy Generating Company

Per senior note	99.746%	0.650%	99.096%

Total	$249,365,000	$1,625,000	$247,740,000

(1)
Plus accrued interest from November 17, 2009, if settlement occurs after that date.

        The underwriters expect to deliver the senior notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear and Clearstream, Luxembourg, against payment in New York, New York on or about November 17, 2009.

Joint Book-Running Managers

Barclays Capital	Morgan Stanley	RBS	Scotia Capital

Co-Managers

Fifth Third Securities	KeyBanc Capital Markets
Loop Capital Markets	Morgan Keegan & Company, Inc.

November 12, 2009

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the senior notes we are offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to the senior notes we are offering in this prospectus supplement. See "Description of the Senior Debt Securities and the Indenture" in the accompanying prospectus. If the description of the senior notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus are part of a registration statement that was filed by us and certain of our affiliates, including our parent company, Ameren Corporation, with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process as a "well-known seasoned issuer". Under the shelf registration process, we may, from time to time, issue and sell to the public the senior debt securities described in the accompanying prospectus, including the senior notes, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the senior notes and this offering.

        You should rely only on information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the senior notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates and that the information incorporated by reference is accurate only as of the date such information is filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since then.

ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference, which are described under "Where You Can Find More Information" in this prospectus supplement, including in particular the information referred to under "Risk Factors" in this prospectus supplement. In this prospectus supplement, "we," "our," "ours," and "us" refer to Ameren Energy Generating Company and, unless the context otherwise requires, do not include our affiliates, including our parent company, Ameren Corporation.

 Ameren Energy Generating Company

        We operate a merchant electric generation business in Illinois and Missouri. We are an indirect subsidiary of Ameren Corporation (NYSE: AEE), which we refer to as Ameren Corporation and, together with its subsidiaries, we refer to as Ameren. We are a direct subsidiary of AmerenEnergy Resources Company, LLC, which we refer to as Resources Company, a wholly owned subsidiary of Ameren Corporation.

        Through an affiliate, we supply power to customers that include our affiliated rate-regulated utilities and third parties. We were incorporated in Illinois in March 2000, in conjunction with the deregulation of the Illinois electric power industry pursuant to the Illinois Electric Service Customer Choice and Rate Relief Law of 1997. We commenced operations on May 1, 2000, when an affiliate transferred its coal-fired generating stations and related liabilities to us at historical net book value. The transfer was made in exchange for a subordinated promissory note from us in the amount of $552 million (of which $45 million was outstanding at September 30, 2009).

        We own and operate nine coal and oil-fired and gas-fired generating plants located in Illinois and Missouri having a net capacity of 4,115 megawatts of electricity (excluding the Meredosia generation retirements noted below). Four baseload generating plants were acquired in 2000 (Newton, Coffeen, Hutsonville and Meredosia in Illinois), which we collectively refer to as our coal plants. These plants primarily use coal and oil for fuel and can generate 2,611 megawatts of electricity. The gas-fired units are located at five generating plants (Columbia in Missouri, and Elgin, Gibson City, Grand Tower and Joppa in Illinois). These stations use natural gas as fuel (some have dual fuel capability and can also burn oil) and are used to supply intermediate and peaking power. These stations can generate 1,504 megawatts of electricity.

        In the third quarter of 2009, we announced operational changes and staff reductions at the Meredosia plant, the Grand Tower plant and the Hutsonville plant. As a result, we plan to retire two of the four units at the Meredosia plant (representing 105 megawatts of electric capacity) and operate the Grand Tower plant seasonally from May through September of each year.

        We do not currently have, and do not expect to have in the near future, any additional facilities in development or construction.

Ameren Corporation

        Ameren Corporation, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission ("FERC"). Ameren Corporation's primary assets are the common stock of its subsidiaries. Ameren Corporation's subsidiaries are separate, independent legal entities with separate businesses, assets and liabilities. These subsidiaries operate rate-regulated electric generation, transmission and distribution businesses, rate-regulated natural gas transmission and distribution businesses, and merchant electric generation businesses in Missouri and Illinois. Dividends on Ameren Corporation's common stock and the payment of other expenses by Ameren Corporation are dependent on distributions made to it by its subsidiaries. Information regarding Ameren Corporation's principal subsidiaries as of December 31, 2008 is listed below:

  •
  UE, or Union Electric Company, also known as AmerenUE, operates a rate-regulated electric generation, transmission and distribution business, and a rate-regulated natural gas transmission and distribution business in Missouri. UE is the largest electric utility in the state of Missouri. It supplies electric and gas service to a 24,000-square-mile-area located in central and eastern Missouri. This area has an estimated population of 2.8 million and includes the Greater St. Louis area. UE supplies electric service to 1.2 million customers and natural gas service to 126,000 customers.

  •
  CIPS, or Central Illinois Public Service Company, also known as AmerenCIPS, operates a rate- regulated electric and natural gas transmission and distribution business in Illinois. CIPS supplies electric and gas utility service to portions of central, west central and southern Illinois having an estimated population of 1.1 million in an area of 20,500 square miles. CIPS supplies electric service to 393,000 customers and natural gas service to 185,000 customers.

  •
  CILCO, or Central Illinois Light Company, also known as AmerenCILCO, is a subsidiary of CILCORP Inc. ("CILCORP"). CILCORP is an Ameren Corporation subsidiary that operates as a holding company for CILCO and its merchant generation subsidiary. CILCO operates a rate-regulated electric transmission and distribution business, a merchant electric generation business (through its subsidiary AmerenEnergy Resources Generating Company ("AERG")) and a rate-regulated natural gas transmission and distribution business, all in Illinois. CILCO supplies electric and gas utility service to portions of central and east central Illinois in areas of 3,700 and 4,500 square miles, respectively, with an estimated population of 0.6 million. CILCO supplies electric service to 214,000 customers and natural gas service to 216,000 customers. AERG, a merchant electric generation wholly owned subsidiary of CILCO, owns 1,125 megawatts of coal-fired electric generating capacity along with rights to 15 megawatts of oil-fired electric generating capacity.

  •
  IP, or Illinois Power Company, also known as AmerenIP, operates a rate-regulated electric and natural gas transmission and distribution business in Illinois. It supplies electric and gas utility service to portions of central, east central, and southern Illinois, serving a population of 1.5 million in an area of 15,000 square miles, contiguous to our other service territories. IP supplies electric service to 627,000 customers and natural gas service to 421,000 customers, including most of the Illinois portion of the Greater St. Louis area.

        Ameren Corporation has various other subsidiaries responsible for the short and long-term marketing of power, procurement of fuel, management of commodity risks, and provision of other shared services. Ameren Corporation, through a subsidiary, has an 80% ownership interest in Electric Energy, Inc., or EEI, which operates merchant electric generation facilities and FERC-regulated transmission facilities in Illinois.

        We refer to CIPS, CILCO and IP collectively as the "Ameren Illinois Utilities." We refer to Ameren Corporation, UE, the Ameren Illinois Utilities and us, collectively, as the "Ameren Companies."

        For financial reporting purposes, we are part of Ameren Corporation's reporting segment referred to in the documents incorporated herein by reference as Merchant Generation or Non-rate-regulated Generation. This financial reporting segment consists of the operations or activities of us, CILCORP holding company, AERG, EEI, AmerenEnergy Medina Valley Cogen L.L.C., a Resources Company subsidiary, which owns a 40-megawatt gas-fired electric generation plant, and Ameren Energy Marketing Company, or Marketing Company, a Resources Company subsidiary that markets power for us, AERG and EEI.

        Neither Ameren Corporation nor any of its direct or indirect subsidiaries, other than our company, is liable for payments under the senior notes.

The Offering

        The following summary contains basic information about the senior notes and this offering and is not intended to be complete. For a more complete understanding of the senior notes, please refer to the sections entitled "Description of the Senior Notes" in this prospectus supplement and "Description of the Senior Debt Securities and the Indenture" in the accompanying prospectus.

Issuer	Ameren Energy Generating Company.
Senior Notes	$250,000,000 aggregate principal amount of 6.30% Senior Notes, Series I, due 2020.
Interest	Interest will accrue on the senior notes at a rate of 6.30% per year and will be payable semiannually in arrears on April 1 and October 1 of each year, commencing April 1, 2010.
Final Maturity Date	April 1, 2020.
Ranking

The senior notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior unsecured debt. The senior notes will rank senior in right of payment to all of our present and future subordinated debt. As of September 30, 2009, we had $775 million of outstanding senior unsecured long-term debt and $137 million of short-term debt, all of which would have ranked pari passu with the senior notes. As of September 30, 2009, we had $45 million of intercompany subordinated debt, which would have ranked junior to the senior notes.

Expected Ratings

"Baa3" from Moody's Investors Service, Inc.," "BBB-" from Standard & Poor's Rating Services and "BBB+" from Fitch, Inc. A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization. See "Ratings."

Optional Redemption

We may at our option redeem the senior notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the senior notes to be redeemed plus accrued and unpaid interest to the redemption date on the senior notes to be redeemed, plus a make-whole premium, calculated using a discount rate equal to the interest rate on comparable U.S. treasury securities plus 45 basis points.

Use of Proceeds	We will use the net proceeds from the issuance and sale of the senior notes:
• to repay outstanding short-term debt incurred to finance capital expenditures and to fund other corporate requirements; and
• for other general corporate purposes.

Form, Denomination and Registration of Senior Notes

The senior notes will be issued in book-entry form through the facilities of The Depository Trust Company, which we refer to as DTC, for the account of its participants, including Euroclear and Clearstream Banking, for the account of its participants, without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof and represented by one or more global securities.

Certain Covenants

The senior notes will be issued pursuant to an indenture, dated as of November 1, 2000 and a seventh supplemental indenture thereto relating to the senior notes, which we refer to together as the "indenture." The indenture limits our ability to, among other things, sell assets, create liens, incur subsidiary indebtedness and engage in mergers, consolidations or similar transactions. In addition, the indenture includes other covenants that limit our ability to incur indebtedness and pay dividends or make certain other restricted payments, which covenants may be terminated by us upon written reaffirmation by each of Moody's Investors Service, Inc., Standard & Poor's Rating Services and Fitch, Inc. of at least the original ratings of each series of outstanding senior debt securities issued under the indenture (except in the case of our 7.00% Senior Notes, Series H due 2018, the rating of Standard & Poor's Rating Services of at least BBB+) (after giving effect to such termination). These covenants will be subject to a number of important exceptions and qualifications. See "Description of the Senior Debt Securities and the Indenture—Certain Covenants" in the accompanying prospectus.

Risk Factors

An investment in the senior notes involves certain risks, including risks relating to future market prices for electricity, coal and natural gas, the competitive market in which we operate, including changing regulation and power procurement policies and processes in Illinois, the future operating costs and performance of our electric generating facilities and our need to comply with present and future environmental laws and regulations. You should carefully consider each of the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus before participating in the offering. See "Risk Factors."

Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	The senior notes and the indenture are governed by the laws of the State of New York.

RISK FACTORS

        In considering whether to purchase the senior notes offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. In particular, you should carefully consider the factors listed in "Forward-Looking Statements" contained herein as well as "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus supplement and in the accompanying prospectus not based on historical facts are considered "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those referred to under "Risk Factors" above and elsewhere in this prospectus supplement and the accompanying prospectus and in our filings with the SEC, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

  •
  regulatory or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the outcome of pending CIPS, CILCO and IP rate proceedings, and future rate proceedings or future legislative actions that seek to limit or reverse rate increases;

  •
  uncertainty as to the continued effectiveness of the Illinois power procurement process;

  •
  changes in laws and other governmental actions, including monetary and fiscal policies;

  •
  changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Marketing Company;

  •
  enactment of legislation taxing electric generators, in Illinois or elsewhere;

  •
  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

  •
  increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely fashion;

  •
  the effects of participation in the Midwest Independent Transmission System Operator, Inc. ("MISO");

  •
  the cost and availability of fuel such as coal and natural gas used to produce electricity; the cost and availability of purchased power; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

  •
  the effectiveness of our risk management strategies and the use of financial and derivative instruments;

  •
  prices for power in the Midwest, including forward prices;

  •
  business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

  •
  disruptions of the capital markets or other events that make the Ameren Companies' access to necessary capital, including short-term credit and liquidity, impossible, more difficult or more costly;

  •
  our assessment of our liquidity;

  •
  the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

  •
  actions of credit rating agencies and the effects of such actions;

  •
  the impact of weather conditions and other natural phenomena on us and our customers;

  •
  the impact of system outages caused by severe weather conditions or other events;

  •
  generation plant construction, installation and performance;

  •
  impairments of long-lived assets;

  •
  the effects of strategic initiatives, including acquisitions and divestitures;

  •
  the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be enacted over time, which could limit the operation of our generating units, increase our costs or otherwise have a negative financial effect;

  •
  labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

  •
  the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit facilities and financial instruments;

  •
  the cost and availability of transmission capacity for the energy generated by the Ameren Companies' facilities or required to satisfy energy sales made by the Ameren Companies;

  •
  legal and administrative proceedings; and

  •
  acts of sabotage, war, terrorism, or intentionally disruptive acts.

        Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"). You may read and copy any document that we file with the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR Archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009; and

  •
  our Current Reports on Form 8-K filed June 30, 2009 and September 4, 2009.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this prospectus supplement and the time that all of the senior notes are sold in this offering. Any statement contained in this prospectus supplement and the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

        You may request a free copy of these filings by writing or telephoning us, c/o Ameren Corporation, at the following address:

    Ameren Energy Generating Company
    c/o Ameren Corporation
    Attention: Secretary's Department
    P.O. Box 66149
    St. Louis, Missouri 63166-6149
    Telephone: (314) 621-3222

        Copies of these filings are also available from Ameren's website at http://www.ameren.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus supplement or the accompanying prospectus.

CAPITALIZATION

        The following table shows our consolidated capitalization, including short-term debt, as of September 30, 2009, and as adjusted to give effect to the issuance of the senior notes offered by this prospectus supplement and the application of the net proceeds from the senior notes as described under "Use of Proceeds."

	As of September 30, 2009
	Amount	Percent of Total Capitalization	As Adjusted	Percent of Total Capitalization As Adjusted
	(in millions)		(in millions)
Short-term debt(1)	$137	7.7%	$—	—%
Current portion of intercompany note payable—CIPS	45	2.6	45	2.3
Long-term debt(2)	775	43.7	775	41.1
6.30% Senior Notes, Series I, due 2020	—	—	250	13.3

Total short-term debt and long-term debt	957	54.0	1,070	56.7
Stockholder's equity	816	46.0	816	43.3

Total capitalization	$1,773	100.0%	$1,886	100.0%

(1)
Consists of borrowings by us ($100 million) under our revolving credit facilities and borrowings by us ($37 million) under the Ameren non-state-regulated subsidiary money pool.

(2)
Does not reflect unamortized debt discount of $1 million.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        Our consolidated ratios of earnings to fixed charges for the five years ended December 31, 2008, and for the nine months ended September 30, 2009, computed as set forth below, were as follows:

						Nine Months Ended September 30, 2009 (unaudited)
	Year Ended December 31,
	2004	2005	2006	2007	2008
Consolidated Ratios of Earnings to Fixed Charges	2.81	3.52	2.18	4.64	5.99	5.48

 OUR BUSINESS

        The following description of our business should be read together with the information incorporated by reference in the filings described under "Where You Can Find More Information."

General

        We are a merchant electric generating subsidiary of Ameren Corporation and we sell our power through Marketing Company to customers that include the Ameren Illinois Utilities and third parties.

        We own and operate nine coal and oil-fired and gas-fired generating plants located in Illinois and Missouri having a net capacity of 4,115 megawatts of electricity (excluding the Meredosia generation retirements noted below). Four baseload generating plants were acquired in 2000 (Newton, Coffeen, Hutsonville and Meredosia in Illinois), which we collectively refer to as our coal plants. These plants primarily use coal and oil for fuel and can generate 2,611 megawatts of electricity. The gas-fired units are located at five generating plants (Columbia in Missouri, and Elgin, Gibson City, Grand Tower and Joppa in Illinois). These stations use natural gas as fuel (some have dual fuel capability and can also burn oil) and are used to supply intermediate and peaking power. These stations can generate 1,504 megawatts of electricity.

        In the third quarter of 2009, we announced operational changes and staff reductions at each of the Meredosia plant, the Grand Tower plant and the Hutsonville plant. We will retire two of the four units at the Meredosia plant (representing 105 megawatts of electric capacity). The retirement resulted in a $4 million pretax charge to earnings during the third quarter of 2009. The Grand Tower plant will be operated seasonally from May through September with a very limited staff to maintain the plant in the other months. As a result of the staff reductions at these three plants as well as the workforce reductions through the voluntary and involuntary separation programs announced separately in the third quarter of 2009, we plan to reduce our workforce by approximately 80 positions.

        Resources Company, as part of an internal reorganization, is evaluating the transfer of its 80% stock ownership interest in EEI to us through a capital contribution that could take place later this year or in 2010. EEI's total coal-fired generating capacity is 1,076 megawatts of electricity.

Relationship Between Marketing Company and Us, AERG and EEI

        In December 2006, we and Marketing Company entered into a power supply agreement, amended in March 2008, which we refer to as the Genco PSA, whereby we agreed to sell and Marketing Company agreed to purchase all of the capacity from our generation fleet and all the associated energy. As a result of this arrangement, we are dependent on Marketing Company for the sale of the capacity and energy generated by our generating facilities.

        Marketing Company sells, on a portfolio basis, forward energy and capacity contracts that are supported by the aggregate generating resources of us, AERG and EEI, which we refer to as the generation portfolio. As a result, in general, all generating assets of our company, EEI and AERG are dispatched on an economic basis as a single generation portfolio.

        In addition to sales and hedging transactions related to the generation portfolio, Marketing Company engages in sales of power purchased from non-affiliated parties and opportunistic purchases and sales of energy and capacity. The profits and losses from these incremental purchases and sales will accrue to Marketing Company and not to us.

        As a result of this approach, all revenues from the generation portfolio and the incremental purchases and sales referred to in the preceding paragraph are pooled at Marketing Company. Funds are then distributed monthly to us and AERG based on the provisions of the respective power supply agreements with Marketing Company. Revenues attributable to transactions relating to EEI capacity and energy are distributed to EEI based on its power sales agreement with Marketing Company.

        See "—Electric Power Supply Agreements" for a description of the power supply agreements between Marketing Company and each of us, AERG and EEI.

Marketing Strategy

        The marketing strategy carried out by Marketing Company for Merchant Generation—us, AERG and EEI—is to optimize generation output in a low-risk manner to minimize volatility of earnings and cash flow, while seeking to capitalize on the low-cost generation fleet to provide solid, sustainable returns. Marketing Company's current hedging strategy utilizes forward sales and other risk management instruments designed to achieve, on a rolling three-year basis, a target range of hedged positions. Through a mix of physical and financial sales transactions, Marketing Company seeks to hedge approximately 80% to 90% of the expected generation portfolio for the following year, 50% to 70% of the expected generation portfolio for two years out and 30% to 50% of the expected generation portfolio for three years out.

        The availability and performance of our company's, AERG's and EEI's electric generation fleet can materially impact revenues. The Merchant Generation segment expects to generate 27 million megawatthours of power from its coal-fired plants in 2009 (our company—13 million, AERG—7 million, EEI—7 million) based on expected power prices in 2009. Should power prices rise more than expected in the remainder of 2009 or in future years, the Merchant Generation segment has the capacity and availability to sell more generation. With few scheduled outages in 2010 and 2011, the Merchant Generation segment expects to have available generation of 35 million megawatthours (of which 19 million megawatthours is our available generation) in each year. However, the Merchant Generation segment's actual generation levels in 2010 and 2011 will be significantly impacted by market prices for power in those years, among other things.

        As of September 30, 2009, Marketing Company had sold 100% of Merchant Generation's expected 2009 generation, at an average price of $54 per megawatthour. For 2010, Marketing Company had hedged approximately 24 million megawatthours of Merchant Generation's forecasted generation sales at an average price of $48 per megawatthour. For 2011, Marketing Company had hedged approximately 17 million megawatthours of Merchant Generation's forecasted generation sales at an average price of $50 per megawatthour. Marketing Company has also entered into capacity-only sales contracts for 2010 and 2011 resulting in expected capacity-only revenues related to these contracts of $65 million and $45 million, respectively. Any unhedged sales will be exposed to relevant market prices at the time of the sale.

        Consistent with its current marketing strategy, Marketing Company has sold and expects to continue to sell energy, capacity and other energy-related products pursuant to wholesale contracts, including:

  •
  contracts entered into as a result of the former Illinois reverse auction procurement process;

  •
  Illinois requests for proposals and Illinois Power Agency-led procurement processes;

  •
  future Illinois procurement solicitations;

  •
  bilateral contracts with third parties, including the Ameren Illinois Utilities; and

  •
  spot market sales.

        Marketing Company focuses its marketing efforts on a sixteen-state area in the Midwest, including Missouri and Illinois, where it believes there is the greatest opportunity for success in the wholesale markets. Marketing Company's target market includes customers who have a need for price certainty and an aversion to supply risk. These customers include the Ameren Illinois Utilities, municipal utilities, cooperative utilities, large wholesale customers, industrial customers, investor-owned utilities, financial institutions and other large market participants. Other than transactions with the Ameren Illinois Utilities, all transactions are with a diversified customer base and, as of September 30, 2009, no single non-affiliated customer contract obligation is greater than 10% of Marketing Company's total hedged position from 2009 to 2011. The amount of such hedged transactions for the Ameren Illinois Utilities is 34% for 2009, 38% for 2010 and 53% for 2011.

Illinois Electric Settlement Agreement

        The Illinois electric settlement agreement is a comprehensive settlement of issues in Illinois arising out of the end of ten years of frozen electric utility rates effective January 2, 2007. The Illinois electric settlement agreement, which became effective on August 28, 2007, was designed to avoid new rate rollback and freeze legislation and legislation that would impose a tax on electric generation in Illinois. The Illinois electric settlement agreement addresses the issue of future power procurement, and it includes a comprehensive $1 billion rate relief and customer assistance program. We agreed to make aggregate contributions of $62 million to the rate relief and customer assistance program over a four-year period. As of September 30, 2009, our estimated future settlement contributions were $3 million for 2009 and $1 million for 2010. For further information see Part I, Item 1 Business—Rates and Regulation and Business—Supply for Electric Power and Note 2—Rate and Regulatory Matters to our financial statements under Part II, Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2008, and Note 9—Commitments and Contingencies to our financial statements under Part I, Item 1 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

        As part of the Illinois electric settlement agreement, the reverse auction process used for power procurement in Illinois in September 2006 was discontinued. It was replaced with a new power procurement process led by the Illinois Power Agency, or IPA, which was established as a part of the Illinois electric settlement agreement, beginning in 2009. In January 2009, the Illinois Commerce Commission approved the electric power procurement plan filed by the IPA for both the Ameren Illinois Utilities and Commonwealth Edison Company. The plan outlined the wholesale products (capacity, energy swaps and renewable energy credits) that the IPA will procure on behalf of the Ameren Illinois Utilities for the period June 1, 2009, through May 30, 2014.

        In the September 2006 reverse power procurement auction, the Ameren Illinois Utilities procured power to serve the electric load needs of fixed-price residential and small commercial customers, with one-third of the supply contracts expiring in each of May 2008, 2009, and 2010. Except for those contracts that expired in May 2008 and May 2009, existing supply contracts from the September 2006 auction remain in place. The Ameren Illinois Utilities used request-for-proposal, or RFP, processes in 2008 and 2009 to replace the supply contracts that expired.

        As part of the Illinois electric settlement agreement, the Ameren Illinois Utilities entered into financial contracts with Marketing Company (for the benefit of us and AERG), to lock-in energy prices for 400 to 1,000 megawatts annually of their around-the-clock power requirements during the period June 1, 2008 to December 31, 2012, at relevant market prices. These financial contracts do not include capacity, are not load-following products, and do not involve the physical delivery of energy. These financial contracts became effective on August 28, 2007, when legislation in connection with the Illinois electric settlement agreement became law. Below are the remaining contracted volumes and prices per megawatthour under these financial contracts.

Period	Volume	Price per Megawatthour
June 1, 2009 - December 31, 2009	800 MW	$49.47
January 1, 2010 - May 31, 2010	800 MW	51.09
June 1, 2010 - December 31, 2010	1,000 MW	51.09
January 1, 2011 - December 31, 2011	1,000 MW	52.06
January 1, 2012 - December 31, 2012	1,000 MW	53.08

        The financial contracts provide that if any one of the following events occurs during their term, the Ameren Illinois Utilities and Marketing Company will meet as soon as practicable, but no later than 30 days after the date such event occurs, to identify and discuss its effect on the terms and conditions of, and prices under, the financial contracts: (a) a state tax on electric generation; (b) a state or federal tax on and/or regulation of greenhouse gas emissions (e.g., a carbon tax); or (c) enactment of an Illinois law that eliminates retail electric supplier choice for the residential and small commercial customers of the Ameren Illinois Utilities. The financial contracts also provide that if any one of these events occurs, the parties to the financial contracts will negotiate to determine in a commercially reasonable manner whether the affected terms, conditions and prices can be revised so as to preserve the economic benefits of the financial contracts for all parties and, if so, to revise the financial contracts accordingly. In the event the parties to the financial contracts are not able to agree on such revisions, Marketing Company may terminate the financial contracts by written notice no earlier than 60 days and no later than 90 days after such event occurs, with the termination being effective when notice is given. Under the terms of the Illinois electric settlement agreement, these financial contracts are deemed prudent, and the Ameren Illinois Utilities are permitted full recovery of their costs in rates.

Electric Power Supply Agreements

  General

        The Genco PSA provides that Marketing Company shall pay, for each megawatthour of associated energy delivered by us, an "energy charge." The "energy charge" is a variable payment calculated by taking Marketing Company's gross revenues with respect to power purchased from us and AERG in a particular month and subtracting the monthly capacity charge assessed on Marketing Company by us and AERG pursuant to the Genco PSA and the AERG PSA (as defined below), respectively. This produces the monthly net revenues. From the monthly net revenues, all administrative and general, transmission, purchased power, and other expenses are subtracted, excluding those expenses that do not support in whole or in part the gross revenue associated with our generation pursuant to the Genco PSA or AERG's generation pursuant to the AERG PSA. This amount is then divided by the aggregate number of megawatthours generated by us and AERG to determine the per megawatthour "energy charge" that we are entitled to under the Genco PSA. The Genco PSA also provides that Marketing Company shall pay a fixed "monthly capacity charge." The formula for determining the "monthly capacity charge" is based on the monthly fixed cost of operating our and AERG's generation fleet, which includes interest expense on our debt. The monthly capacity charge is due to us each month under the Genco PSA whether or not our generating plants operated at a particular level or at all in that month.

        Also in December 2006, AERG and Marketing Company entered into a power supply agreement, amended in March 2008, which we refer to as the AERG PSA, whereby AERG agreed to sell and Marketing Company agreed to purchase all of the capacity from AERG's generation fleet and all the associated energy. The calculations of the energy charge and the monthly capacity charge under this agreement are substantively identical to those described above with respect to the Genco PSA. Both the Genco PSA and the AERG PSA commenced on January 1, 2007, and will continue through December 31, 2022, and from year to year thereafter unless either party elects to terminate the agreement by providing the other party with no less than six months advance written notice.

        Because of the interrelationship of payments under our power supply agreement with Marketing Company and the power supply agreement between AERG and Marketing Company, our energy payments can be favorably or unfavorably impacted by changes in operating costs, extended forced outages, increased purchased power amounts and other factors attributable to AERG's operations. Similarly, AERG's energy payments can be affected by the same factors attributable to our operations.

        In December 2005, Marketing Company entered into a power supply agreement with EEI, effective January 2006, whereby EEI agreed to sell, and Marketing Company agreed to purchase, all of the capacity from EEI's generating plant and all the associated energy. This agreement expires on December 31, 2015, but may be terminated by either party by giving at least 18 months advance written notice of such termination. EEI is paid a fixed capacity charge (currently, $0.65 per kilowatt-month through May 31, 2010) and a variable energy charge based on the MISO locational marginal price and EEI's generation for that month. Any shortfall in EEI generation reduces the amount of variable payments made to EEI. There is no provision for covering fixed operating costs of EEI. Marketing Company bears the risk that the variable EEI price may be above or below the price that Marketing Company will obtain under its forward hedged transactions. As a result of this arrangement, in an extreme situation, it is possible that Marketing Company may have to increase its short-term borrowings (principally under Ameren's non-state regulated subsidiary money pool) to meet its obligations to us and AERG under the related power supply agreements.

        We will be relieved of our obligation to sell power to Marketing Company in the event of "force majeure"—an event or circumstance that prevents us from performing, which is not within our reasonable control. Except for the obligation to make payments to us, Marketing Company is also excused in its performance by force majeure. Force majeure does not include interruptions or curtailment of

  •
  non-firm transmission by Marketing Company's transmission provider, or

  •
  interruptible transportation of the natural gas pipeline that supplies us.

        Our failure to deliver capacity and associated energy to Marketing Company will be excused for force majeure but we will be liable to Marketing Company in the event of an unplanned outage or derate (reduction in rated capacity) due to sudden, unanticipated failure or accident within the generating plant site of one or more of our generating units. Our liability in such case will be for the positive difference, if any, between the market price of capacity and/or energy we do not deliver and the contract price under the Genco PSA for that capacity and/or energy. An unplanned outage or derate that continues for one year or more is an event of default under the Genco PSA. In the event of Marketing Company's unexcused failure to receive energy under the Genco PSA, Marketing Company would be required to pay us, the positive difference, if any, between the contract price and the price actually received by us, acting in a commercially reasonable manner, to resell the unreceived energy, less any reasonable related transmission, ancillary service, or brokerage costs.

        Disputes under the Genco PSA will be submitted to arbitration in accordance with the arbitration procedures established from time to time by the American Arbitration Association.

  Affiliate Sales

        The following table presents the amount of physical gigawatthour sales under related-party electric power supply agreements for the nine months ended September 30, 2009, and for the years ended December 31, 2008 and 2007:

		December 31,
	Nine Months Ended September 30, 2009
		2008	2007
Genco sales to Marketing Company(a)	10,347	16,551	17,425
AERG sales to Marketing Company(b)	4,898	6,677	5,316
Marketing Company sales to CIPS(c)	1,044	2,050	2,396
Marketing Company sales to CILCO(c)	457	909	1,167
Marketing Company sales to IP(c)	1,409	2,870	3,493

(a)
Under the Genco PSA.

(b)
Under the AERG PSA.

(c)
Under the September 2006 reverse power procurement auction described above under "—Illinois Electric Settlement Agreement."

        See Note 2—Rate and Regulatory Matters to our financial statements under Part II, Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2008, for a discussion of changes in the Illinois power procurement process as a result of the Illinois electric settlement agreement.

Relationship With Our Affiliates

        We and our affiliates that we rely on for important parts of our business and sales, such as Marketing Company, are all directly or indirectly wholly owned by Ameren Corporation. Conflicts of interest may arise if we need to enforce the terms of agreements between us and any of our affiliates. For example, we expect to rely on a contractual indemnity from CIPS in the event that we incur remediation costs at the sites of our coal plants on account of pre-existing environmental contamination. Because of these affiliate relationships, it is possible that decisions concerning the interpretation or operation of these agreements could be made from perspectives other than the interests solely of our company or our creditors. Moreover, it is possible that decisions concerning the operation of the Merchant Generation business of Ameren as a whole could be made in a manner that would be detrimental to our company.

        Our affiliates AERG, EEI and UE own generating facilities that compete with us. It is possible that other Ameren entities could acquire or participate in the ownership of future generating additions and compete with us.

Capital Expenditures

        The table below presents the estimated capital expenditures that we will incur for the year ending 2009 and for 2010 through 2013, including construction expenditures, capitalized interest and estimated expenditures for compliance with environmental standards, in millions. Estimated expenditures for compliance with environmental standards are based on current technology to comply with environmental regulations. The estimates below could change depending upon additional federal or state requirements, more stringent U.S. Environmental Protection Agency requirements for installation of new control technologies, new technology, variations in costs of material or labor, or alternative compliance strategies, among other reasons. The timing of estimated capital costs may also be influenced by whether emission allowances are used to comply with any future rules, thereby deferring capital investment.

	2009	2010 - 2013	Total
Overall	$315	$515 - 675	$830 - 990
Environmental Compliance Portion	$275	$480 - 615	$755 - 890

        Our forecast of estimated capital expenditures has been reduced dramatically due primarily to a negotiated delay in the overall compliance with environmental regulations and upgrades to our existing coal- and gas-fired generating facilities. These reductions are expected to be achieved by eliminating almost all capital expenditures other than mandatory environmental and maintenance-type projects. While we do not expect to realize the efficiencies that may have otherwise resulted from these expenditures, we do not believe such expenditures are cost-justified in the current power market and credit environment. However, as a result of eliminating these capital expenditures, reduced scheduled outage time is expected to more than offset increased unplanned outages. This should improve the net availability of our core baseload power plants.

        We continually review our generation portfolio and expected power needs. As a result, we could modify our plan for generation capacity, which could include changing the times when certain assets will be added to or removed from our portfolio and the type of generation asset technology that will be employed to modify or upgrade our facilities. Any changes that we plan to make for future generating needs could result in significant capital expenditures or losses being incurred, which could be material.

Subordinated CIPS Note

        Our capital structure includes a subordinated long-term note payable, which we refer to as the Subordinated CIPS Note, with an outstanding balance at September 30, 2009 of $45 million, which we issued to CIPS as part of the purchase price for the transfer to us from CIPS in 2000 of the coal plants. The Subordinated CIPS Note is subordinated to our senior debt obligations, including the senior notes offered hereby. The Subordinated CIPS Note, as amended and restated on May 1, 2005, bears interest at a rate of 7.125% per year, has a five-year amortization schedule, and a maturity of May 1, 2010. Debt service during the term of the Subordinated CIPS Note will be payable solely from "available cash," defined as cash available after payment of all operating and maintenance expenses, senior debt service, capital expenditures, taxes and reasonable reserves for working capital and other corporate purposes as determined by us in our discretion. Any installment payment amount which is not paid when due because of the available cash limitation will be payable when available cash becomes sufficient to permit the payment, or else carried forward until maturity. The Subordinated CIPS Note may not be transferred by CIPS except to another wholly owned subsidiary of Ameren Corporation. See "Description of the Senior Debt Securities and the Indenture—Modification—Subordinated CIPS Note" in the accompanying prospectus.

USE OF PROCEEDS

        We estimate the net proceeds from the sale of the senior notes offered by this prospectus supplement (after deducting underwriting commissions and our other expenses of the offering) will be approximately $247.4 million.

        We will use the net proceeds from the issuance and sale of the senior notes to repay outstanding short-term debt (consisting of borrowings under our revolving credit facilities and/or the Ameren non-state-regulated subsidiary money pool) incurred to finance capital expenditures and to fund other corporate requirements and for other general corporate purposes. As of November 9, 2009, we had $150.0 million of short-term debt outstanding under our revolving credit facilities, which bore interest at a rate of 3.04% per year at that date, and $30.5 million of outstanding short-term intercompany debt under the Ameren non-state-regulated subsidiary money pool, which bore interest at a rate of 2.98% per year at that date.

DESCRIPTION OF THE SENIOR NOTES

General

        The senior notes will be issued under an indenture, dated as of November 1, 2000, as heretofore amended and as it may be amended or supplemented, which we refer to collectively as the Indenture, from us to The Bank of New York Mellon Trust Company, N.A., as successor trustee, and a series supplemental indenture relating to the senior notes. We have filed the Indenture as an exhibit to the registration statement of which the accompanying prospectus is a part, and you may obtain a copy of it by following the directions described under the caption "Where You Can Find More Information." Our description of the senior notes below is qualified by reference to the Indenture, which we urge you to read.

        Three series of senior notes are currently issued and outstanding under the Indenture: $200,000,000 8.35% Senior Notes, Series D due 2010, $275,000,000 7.95% Senior Notes, Series F due 2032, and $300,000,000 7.00% Senior Notes, Series H due 2018. The aggregate principal amount of senior debt securities that may be issued under the Indenture is unlimited. Subject to the terms of the Indenture, we may issue additional senior debt securities under the Indenture in the future at our discretion.

        The senior notes will not be guaranteed by, or otherwise be obligations of, Ameren Corporation or any of its direct or indirect subsidiaries other than us. Ameren Corporation and its subsidiaries are separate, independent legal entities with separate businesses, assets and liabilities. Ameren Corporation and its subsidiaries have no obligation to provide us with funds for our payment obligations, whether by capital contributions, loans or otherwise.

        The senior notes will not contain any provisions that will require us to redeem, or permit the holders to cause a redemption of, the senior notes, or that otherwise protect the holders of the senior notes in the event that we incur substantial additional indebtedness, whether or not in connection with a change of control.

        The senior notes will be represented by one or more global securities, in registered form, without coupons, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof, and will be registered in the name of a nominee of The Depository Trust Company, or DTC. For so long as the senior notes are registered in the name of DTC, or its nominee, we will pay the principal, premium, if any, and interest due on the senior notes to DTC for payment to its participants for subsequent disbursement to the beneficial owners. See "—Global Securities and Book-Entry System."

Ranking

        The senior notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior unsecured debt. The senior notes will rank senior in right of payment to all of our present and future subordinated debt. As of September 30, 2009, we had $775 million of outstanding senior unsecured long-term debt and $137 million of short-term debt, all of which would have ranked pari passu with the senior notes. As of September 30, 2009, we had $45 million of intercompany subordinated debt under the Subordinated CIPS Note, which would have ranked junior to the senior notes.

Principal, Maturity and Interest

        The senior notes will be initially issued in the aggregate principal amount of $250,000,000 and will be issued in one series. The senior notes will mature on April 1, 2020. Interest will be payable on the senior notes semiannually on April 1 and October 1 of each year to holders of record on the preceding March 15 and September 15, respectively. The first interest payment date is April 1, 2010. Interest on the senior notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption with Make-Whole Premium

        At any time and at our option, we may redeem the senior notes, in whole or in part (if in part, by lot or by such other method as the trustee deems fair or appropriate) at the redemption price of 100% of the principal amount of such senior notes to be redeemed, plus accrued and unpaid interest on the principal amount of such senior notes to the redemption date, plus the Make-Whole Premium.

        "Make-Whole Premium" means a computation of the following:

  (i)
  the average life of the remaining scheduled payments of principal in respect of outstanding senior notes (the "Remaining Average Life") as of the redemption date;

  (ii)
  the yield to maturity for the United States treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue") (subject to extrapolation if no United States treasury security has an average life equal to the Remaining Average Life); and

  (iii)
  the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the redemption date) in respect of outstanding senior notes as of the redemption date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue, plus (y) 45 basis points.

        The amount of Make-Whole Premium in respect of senior notes to be redeemed shall be an amount equal to (x) the discounted present value of such senior notes to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such senior notes; provided, however, that the Make-Whole Premium shall not be less than zero.

Global Securities and Book-Entry System

        The senior notes will initially be in book-entry form, will be represented by one or more permanent global certificates in fully registered form without interest coupons and will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of senior notes may elect to hold interests in a global security through DTC, Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on DTC's books.

        We will issue senior notes in certificated form, referred to below as the certificated senior notes, to DTC for owners of beneficial interests in a global security if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary and we are unable to locate a qualified successor within 90 days or if at any time DTC, or any successor depositary, ceases to be a "clearing agency" under the Exchange Act;

  •
  an event of default relating to the senior notes occurs; or

  •
  we decide in our sole discretion to terminate the use of the book-entry system for the senior notes through DTC.

        DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of The New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Direct Participants and Indirect Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org. We do not intend either of the foregoing internet addresses to be an active link or to otherwise incorporate the content of such websites into this prospectus supplement.

        Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.

        Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Euroclear further advises that investors that acquire, hold and transfer interests in the senior notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

        Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC's records. The beneficial interest of each actual purchaser of each global security (a "Beneficial Owner") is in turn to be recorded on the records of the respective Direct Participant and Indirect Participant and Clearstream and Euroclear will credit on its book-entry registration and transfer system the number of senior notes sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.

        Title to book-entry interests in the senior notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the senior notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the senior notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the senior notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

        Payments of the principal of, premium, if any, and interest on the senior notes represented by the global securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global securities.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. (or any other nominee of DTC) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the global securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Principal, premium, if any, and interest payments in respect of the global securities will be made to Cede & Co. or any other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of each such Direct Participants or Indirect Participant and not that of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Principal, premium, if any, and interest payments in respect of the global securities to Cede & Co. (or other nominee requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

        The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global security to those persons may be limited. In addition, because DTC can act only on behalf of Direct Participants, which, in turn, act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in a global security to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing that interest.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the senior notes to or receiving interests in the senior notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

        Because of time-zone differences, credits of interests in the senior notes received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such senior notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the senior notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have each agreed to the foregoing procedures in order to facilitate transfers of interests in the senior notes among their participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

        The information in this section has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy thereof.

RATINGS

        Moody's Investors Service, Inc., Standard & Poor's Rating Services and Fitch, Inc. are expected to give the senior notes the ratings set forth under "Prospectus Supplement Summary—The Offering—Ratings." Such ratings reflect only the views of these organizations, and an explanation of the significance of each such rating may be obtained from Moody's Investors Service, Inc., 250 Greenwich Street, New York, New York 10007, Standard & Poor's Rating Services, 55 Water Street, New York, New York 10004 and Fitch Inc., One State Street Plaza, New York, New York 10004. A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. There is no assurance that such ratings will continue for any given period of time or that they will not be revised downward or withdrawn entirely by such rating agencies or either of them if, in their judgment, circumstances so warrant. A downward change in or withdrawal of such ratings by any of them may have an adverse effect on the market price of the senior notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the senior notes. Unless otherwise stated, this summary deals only with senior notes held as capital assets (generally, assets held for investment) by holders that purchase senior notes in this offering at the offering price. The tax treatment of a holder may vary depending on that holder's particular situation. This summary does not address all of the tax consequences that may be relevant to holders that may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, regulated investment companies, persons holding senior notes as part of a straddle, hedge, constructive sale, conversion transaction or other integrated investment, persons holding senior notes through a partnership or other pass-through entity or arrangement, U.S. holders whose functional currency is not the U.S. dollar, certain former U.S. citizens or long-term residents and persons subject to the alternative minimum tax. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax laws, regulations, rulings and decisions in effect as of the date of this prospectus supplement, which are subject to change or differing interpretations, possibly on a retroactive basis. You should consult your own tax advisor as to the particular tax consequences to you of the purchase, ownership and disposition of the senior notes, including the application and effect of the United States federal, state and local tax laws and foreign tax laws.

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds a senior note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of a senior note that is a partnership and any partners in such partnership should consult their own tax advisors.

        We have determined that the likelihood that we will redeem senior notes in circumstances in which the redemption amount payable to holders would exceed 100% of the principal amount of the senior notes to be redeemed plus accrued and unpaid interest is remote. Our determination regarding such likelihood is not binding on the Internal Revenue Service or any court. Given our determination, we do not intend to treat the senior notes as contingent payment debt instruments for United States federal income tax purposes. If the Internal Revenue Service or a court were to take a contrary position, the senior notes could be subject to United States federal income tax rules governing contingent payment debt instruments, in which case the amount and timing of income inclusions with respect to the senior notes and the character of income recognized on a sale, exchange or redemption of a senior note, could differ materially and adversely from what is described below. The remainder of this discussion assumes that the senior notes will not be subject to the contingent payment debt instrument rules.

U.S. Holders

        For purposes of this summary, the term "U.S. holder" means a beneficial owner of a senior note that is, for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a legal entity (1) created or organized in or under the laws of the United States, any state in the United States or the District of Columbia and (2) treated as a corporation for United States federal income tax purposes;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.

  Taxation of Stated Interest on the Senior Notes

        Generally, payments of stated interest on a senior note will be includible in your gross income and taxable as ordinary income for U.S. federal income tax purposes at the time such interest is paid or accrued in accordance with your regular method of tax accounting.

  Sale, Exchange, Redemption or Retirement of a Senior Note

        You generally will recognize capital gain or loss upon a sale, exchange, redemption or retirement of a senior note measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received (except to the extent that the cash or other property received in respect of a senior note is attributable to the payment of accrued interest on the senior note, which amount will be treated as a payment of interest) and (ii) your adjusted tax basis in the senior note. The gain or loss will be long-term capital gain or loss if the senior note has been held for more than one year at the time of the sale, exchange or retirement. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. A U.S. holder's initial tax basis in a senior note generally will be the amount paid for the senior note.

  Information Reporting and Backup Withholding

        A U.S. holder may be subject to information reporting and, under certain circumstances, "backup withholding" at the current rate of 28% with respect to certain "reportable payments," including interest on or principal (and premium, if any) of a senior note and the gross proceeds from a disposition of a senior note.

        Information reporting and backup withholding will not apply with respect to payments made to "exempt recipients" (such as corporations and tax-exempt organizations) provided their exemptions from backup withholding are properly established.

        Information reporting will generally apply to reportable payments to U.S. holders that are not exempt recipients (such as individuals). In addition, backup withholding will apply if the holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that the holder is not subject to backup withholding. A holder that does not provide its correct TIN also may be subject to penalties imposed by the IRS.

        Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a refund or as a credit against that holder's United States federal income tax liability, provided the requisite procedures are followed.

Non-U.S. Holders

        The following discussion applies to you if you are a beneficial owner of a senior note other than a U.S. holder as defined above or a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes (a "non-U.S. holder"). Special rules may apply to you or your shareholders if you are a "controlled foreign corporation" or "passive foreign investment company." You should consult your own tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you in your particular circumstances.

  United States Federal Withholding Tax

        Under the "portfolio interest" exemption, the 30% United States federal withholding tax that is generally imposed on interest from United States sources should not apply to any payment of principal or interest (including original issue discount) on the senior notes, provided that:

  •
  you do not conduct a trade or business within the United States to which the interest is effectively connected;

  •
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of the U.S. Internal Revenue Code and the U.S. Treasury regulations;

  •
  you are not a controlled foreign corporation that is related to us through stock ownership;

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  you are not a bank whose receipt of interest on the senior notes is described in section 881(c)(3)(A) of the U.S. Internal Revenue Code; and

  •
  you provide your name and address on an IRS Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a United States person; or a qualified intermediary holding the senior notes on your behalf provides us with an IRS Form W-8IMY (or a suitable substitute form) that, among other things, certifies that it has determined that you are not a United States person.

        Special certification and other rules apply to certain non-U.S. holders that are pass-through entities rather than individuals.

        We do not intend to withhold on payments of interest on the senior notes if the above requirements are met.

        If you cannot satisfy the requirements described above, interest payments made to you on the senior notes generally will be subject to the 30% United States federal withholding tax. If a tax treaty applies, however, you may be eligible for a reduced rate of withholding. Similarly, payments on the senior notes that are effectively connected with your conduct of a trade or business within the United States are not subject to the withholding tax, but instead are subject to United States federal income tax, as described below. In order to claim any such exemption or reduction in the 30% withholding tax, you should provide a properly executed IRS Form W-8BEN (or a suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty or IRS Form W-8ECI (or a suitable substitute form) stating that such payments are not subject to withholding because they are effectively connected with your conduct of a trade or business in the United States.

        In general, the 30% U.S. federal withholding tax will not apply to any gain or income that you realize on the sale, exchange, or other disposition of the senior notes.

  United States Federal Income Tax

        If you are engaged in a trade or business in the United States (and, if a tax treaty applies, you maintain a permanent establishment within the United States) and interest on the senior notes is effectively connected with the conduct of that trade or business (and if a tax treaty applies, attributable to that permanent establishment), you will be subject to United States federal income tax (but, provided the documentation requirements described above are satisfied, not the 30% withholding tax) on such income on a net income basis in the same manner as if you were a United States person. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax at a 30% rate (or such lower rate or exemption as may be specified by an applicable tax treaty).

        Any gain or income realized on the disposition of a senior note generally will not be subject to United States federal income tax unless:

  •
  that gain or income is effectively connected with your conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, the gain or income is attributable to a permanent establishment maintained in the United States by the non-U.S. holder); or

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

  Information Reporting and Backup Withholding

        In general, no backup withholding will be required with respect to payments we make with respect to the senior notes if the certification requirements described above have been satisfied and we do not have actual knowledge or reason to know that you are a U.S. person. In addition, no backup withholding will be required on the payment of proceeds of the sale of senior notes made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, or you otherwise establish an exemption. Any payments of interest on the senior notes to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder, whether or not such interest is exempt from U.S. withholding tax pursuant to the portfolio interest exemption or is subject to a reduced rate of tax or exemption pursuant to a tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the payee resides.

UNDERWRITING

        Subject to the terms and conditions set forth in an underwriting agreement, dated the date hereof, between us and the underwriters named below, for whom Barclays Capital Inc., Morgan Stanley & Co. Incorporated, RBS Securities Inc. and Scotia Capital (USA) Inc. are acting as representatives, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of senior notes set forth opposite its name below.

Underwriter	Principal Amount
Barclays Capital Inc.	$55,000,000
Morgan Stanley & Co. Incorporated	55,000,000
RBS Securities Inc.	55,000,000
Scotia Capital (USA) Inc.	55,000,000
Fifth Third Securities, Inc.	7,500,000
KeyBanc Capital Markets Inc.	7,500,000
Loop Capital Markets	7,500,000
Morgan Keegan & Company, Inc.	7,500,000

Total	$250,000,000

        The obligations of the underwriters, including their agreement to purchase senior notes from us, are several and not joint. The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions and that the underwriters will be obligated to purchase all of the senior notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of senior notes may be terminated.

        The underwriters have advised us that they propose to initially offer the senior notes to the public at the offering price appearing on the cover page of this prospectus supplement and may also offer the senior notes to dealers at a price that represents a concession not in excess of 0.400% of the principal amount of the senior notes. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of 0.250% of the principal amount of the senior notes. After the initial offering of the senior notes, the underwriters may from time to time vary the offering price and other selling terms.

        The senior notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the senior notes on any national securities exchange. The underwriters have advised us that they intend to make a market in the senior notes after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. We can give no assurance as to the liquidity of the trading market for the senior notes or that a public trading market for the senior notes will develop.

        In connection with the offering of the senior notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. Specifically, the underwriters may overallot in connection with the offering of the senior notes, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, the senior notes in the open market to cover short positions or to stabilize the price of the senior notes. Finally, the underwriters may reclaim selling concessions allowed for distributing the senior notes in the offering, if the underwriters repurchase previously distributed senior notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the senior notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time without notice.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $300,000.

        We have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, an offer of the securities offered by this prospectus supplement described in this prospectus supplement and the accompanying prospectus may not be made to the public in that Relevant Member State other than:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

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  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of the securities offered by this prospectus supplement" in relation to any securities offered by this prospectus supplement in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities offered by this prospectus supplement, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of us or the underwriters.

        This prospectus supplement and the accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities offered by this prospectus supplement are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

        In the ordinary course of their respective businesses, the underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation. Affiliates of certain of the underwriters are lenders to us under our revolving credit facilities. A portion of the net proceeds of this offering will be used to repay the outstanding amounts owed by us under our revolving credit facilities. See "Use of Proceeds."

LEGAL MATTERS

        The validity of the senior notes will be passed upon for us by Morgan, Lewis & Bockius, LLP, New York, New York. Certain legal matters will be passed upon for us by Steven R. Sullivan, Esq. our Senior Vice President, General Counsel and Secretary and Craig W. Stensland, Esq., an Associate General Counsel of Ameren Services Company, an affiliate which provides legal and other professional services to us. Certain legal matters will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Pillsbury Winthrop Shaw Pittman LLP regularly represents our affiliates in connection with various matters. All matters pertaining to our incorporation and all other matters of Illinois law relating to us will be passed upon only by Mr. Stensland. As to all matters based on the law of the State of Illinois, Morgan, Lewis & Bockius LLP and Pillsbury Winthrop Shaw Pittman LLP will rely on the opinion of Mr. Stensland. As to all matters based on the law of the State of New York, Mr. Stensland will rely on the opinion of Morgan, Lewis & Bockius LLP. Certain matters relating to United States federal income tax considerations will be passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

        The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 of Ameren Energy Generating Company have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

AMEREN ENERGY GENERATING COMPANY

Senior Debt Securities

        Ameren Energy Generating Company may offer the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus provides you with a general description of these securities. We will provide specific information about the offering and the terms of these securities in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the supplements carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See "Risk Factors" on page 5.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may offer these securities directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities. See "Plan of Distribution."

The date of this prospectus is November 17, 2008.

AMEREN ENERGY GENERATING COMPANY

        We operate a non-rate-regulated electric generation business in Illinois and Missouri. We are a subsidiary of Ameren Corporation, which we refer to as Ameren Corporation and, together with its subsidiaries, we refer to as Ameren. Through an affiliate, we supply power to customers that include our affiliated rate-regulated utilities and third parties. We were incorporated in Illinois in March 2000, in conjunction with the Illinois Electric Service Customer Choice and Rate Relief Law of 1997. We commenced operations on May 1, 2000, when an affiliate transferred its coal-fired generating stations and related liabilities to us at historical net book value. The transfer was made in exchange for a subordinated promissory note from us in the amount of $552 million (of which $87 million was outstanding at September 30, 2008) (the "Subordinated CIPS Note"). At December 31, 2007, we owned 2,549 megawatts of coal fired electric generating capacity and 1,666 megawatts of natural gas and oil fired electric generating capacity.

        Ameren Corporation, headquartered in St. Louis, Missouri, is a public utility holding company under the Public Utility Holding Company Act of 2005, administered by the Federal Energy Regulatory Commission. Ameren Corporation owns and operates four major public utilities, including Illinois Power Company, Union Electric Company, which we refer to as UE, Central Illinois Public Service Company, which we refer to as CIPS, and Central Illinois Light Company. Ameren has formed a number of other subsidiaries, including (i) Ameren Energy Resources Company, LLC ("Resources"), which is a holding company for a portion of Ameren's non-rate-regulated generation and is our direct parent company, (ii) Ameren Services Company, which provides us with shared support services, (iii) Ameren Energy Marketing Company ("Marketing Company"), which markets power for us, and (iv) Ameren Energy Fuels and Services Company, which provides us with fuel procurement services.

        Our principal executive offices are located at 1901 Chouteau Avenue, St. Louis, Missouri 63103 and our telephone number is (314) 621-3222.

        In this prospectus, "Genco," "we," "us" and "our" refer to Ameren Energy Generating Company and, unless the context otherwise indicates, do not include our subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, or the Exchange Act, and, therefore, we file annual, quarterly and current reports, and other information with the SEC. You may read and copy the registration statement and any document that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.

        The SEC allows us to "incorporate by reference" the information that we file with the SEC which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following documents previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2007;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008; and

  •
  our Current Reports on Form 8-K filed March 28, 2008, April 9, 2008, June 26, 2008 and September 19, 2008.

        We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

        You may request a free copy of these filings by writing or telephoning us c/o Ameren Corporation at the following address:

  Ameren Energy Generating Company
  c/o Ameren Corporation
  Attention: Secretary's Department
  P.O. Box 66149
  St. Louis, Missouri 63166-6149
  Telephone: (314) 621-3222

        Copies of these filings are also available from Ameren's website at http://www.ameren.com. We do not intend this internet address to be an active link or to otherwise incorporate the contents of the website into this prospectus.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or in any written communication from us specifying the final terms of a particular offering of securities. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the filing date of the document incorporated by reference. Our business, financial position, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may issue and sell the securities described in this prospectus in one or more offerings from time to time.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we have filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

RISK FACTORS

        Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Although we have tried to discuss material risk factors, please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges is computed by dividing our earnings by our fixed charges before income taxes. For the purposes of such computations:

  •
  earnings consist of net income plus fixed charges and income taxes; and

  •
  fixed charges consist of interest on long term debt, net of amortization of debt discount, premium and expenses and estimated interest costs within rental expense.

        Our consolidated ratios of earnings to fixed charges for the five years ended December 31, 2007 and the nine months ended September 30, 2008 were as follows:

							Nine Months Ended September 30, 2008 (unaudited)
	Year Ended December 31,
	2003	2004	2005	2006	2007
Consolidated ratio of earnings to fixed charges	1.93	2.81	3.52	2.18	4.64	(1)	6.50	(1)

(1)
Includes Financial Accounting Standards Board Interpretation No. 48 interest expense.

USE OF PROCEEDS

        Unless we state otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of the offered securities:

  •
  to finance our ongoing construction and maintenance programs;

  •
  to redeem, repurchase, repay or retire outstanding indebtedness; and

  •
  for other general corporate purposes.

        The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.

FORWARD-LOOKING STATEMENTS

        Statements made in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," which are not based on historical facts, are considered "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include, without limitation, statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents described under "Where You Can Find More Information," including the discussion of risk factors contained in our annual, quarterly and current reports filed with the SEC under the Exchange Act could cause actual results to differ materially from management expectations as suggested by such "forward-looking" statements:

  •
  uncertainty as to the effect of implementation of the Illinois electric settlement agreement on Genco, including implementation of a new power procurement process in Illinois that began in 2008;

  •
  changes in laws and other governmental actions, including monetary and fiscal policies;

  •
  changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including Marketing Company;

  •
  enactment of legislation taxing electric generators, in Illinois or elsewhere;

  •
  the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as occurred when the electric rate freeze and power supply contracts expired in Illinois at the end of 2006;

  •
  the effects of participation in the Midwest Independent Transmission System Operator, Inc.;

  •
  the cost and availability of fuel such as coal and natural gas used to produce electricity; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

  •
  the effectiveness of our risk management strategies and the use of financial and derivative instruments;

  •
  prices for power in the Midwest, including forward prices;

  •
  business and economic conditions, including their impact on interest rates, bad debt expense and demand for our products;

  •
  disruptions of the capital markets or other events that make Ameren's or Genco's access to necessary capital, including short-term credit, more difficult or costly;

  •
  our assessment of our liquidity;

  •
  the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;

  •
  actions of credit rating agencies and the effects of such actions;

  •
  weather conditions and other natural phenomena;

  •
  the impact of system outages caused by severe weather conditions or other events;

  •
  generation plant construction, installation and performance;

  •
  the effects of strategic initiatives, including acquisitions and divestitures;

  •
  the impact of current environmental regulations on power generating companies and the expectation that more stringent requirements, including those related to greenhouse gases, will be introduced over time, which could have a negative financial effect;

  •
  labor disputes, future wage and employee benefits costs, including changes in returns on benefit plan assets;

  •
  the inability of our counterparties and affiliates to meet their obligations with respect to contracts and financial instruments;

  •
  the cost and availability of transmission capacity for the energy generated by Genco or required to satisfy energy sales made by Marketing Company;

  •
  legal and administrative proceedings; and

  •
  acts of sabotage, war, terrorism or intentionally disruptive acts.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE SENIOR DEBT SECURITIES AND THE INDENTURE

        The senior debt securities will be issued under an Indenture, dated as of November 1, 2000, as amended or supplemented, from us to The Bank of New York Mellon Trust Company, N.A., as successor trustee (the "Indenture"). We have summarized the material provisions of the Indenture and the senior debt securities below. The following summary does not purport to be a complete description of the senior debt securities and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture, including any terms deemed to be a part of the Indenture by the Trust Indenture Act of 1939, as amended. The Indenture and the form of supplemental indenture or other instrument establishing the senior debt securities of a particular series are or will be filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. The senior debt securities of all series that may be issued under the Indenture are referred to under this caption as "senior debt securities." Capitalized terms used herein without definition have the respective meanings given such terms in the Indenture.

General

        The aggregate principal amount of senior debt securities that may be issued under the Indenture is unlimited. Subject to the terms of the Indenture, we may issue additional senior debt securities under the Indenture in the future at our discretion. Issuances of individual series of senior debt securities, will be governed by the Indenture and the corresponding series supplemental indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "—Certain Definitions."

        Unless otherwise provided in a prospectus supplement, the senior debt securities will not contain any provisions that will require us to redeem, or permit the holders to cause a redemption of, the senior debt securities, or that will otherwise protect the holders of the senior debt securities in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

        The senior debt securities will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior debt. The senior debt securities will rank senior in right of payment to all of our present and future subordinated debt.

        When we offer to sell a particular series of senior debt securities, we will describe the specific terms of that series in a prospectus supplement relating to that series, including the following terms:

  •
  the title of the series;

  •
  any limit on the aggregate principal amount of the series;

  •
  the price at which the series will be issued and the interest rate thereof;

  •
  the date or dates of maturity of that series;

  •
  the date or dates on which we will pay principal of that series;

  •
  the rate or rates at which that series will bear interest or the method of calculating the rate or rates;

  •
  the date or dates from which interest will accrue;

  •
  the dates on which we will pay interest and the regular record dates for the interest payment dates and the persons to whim we will pay interest if different from the person in whose name the debt securities of that series are registered on the regular record dates;

  •
  any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

  •
  the denominations in which we will issue that series, if other than $1,000 and integral multiples of $1,000;

  •
  whether we will issue that series in whole or in part in book-entry form; and

  •
  any other terms of that series of debt securities.

        There is no requirement under the Indenture that our future issuances of senior unsecured debt securities be issued exclusively under the Indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the Indenture or applicable to one or more issuances of senior debt securities, in connection with future issuances of other senior unsecured debt securities.

        The Indenture provides that the senior debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates, may have differing redemption provisions and may bear interest at differing rates. We need not issue all senior debt securities of one series at the same time and we may reopen a series without the consent of the holders of the senior debt securities of that series, for issuances of additional senior debt securities of that series.

Registration, Transfer and Exchange

        Unless otherwise indicated in the applicable prospectus supplement, each series of senior debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described under "—Book-Entry; Delivery and Form." The global securities will be registered in the name of a nominee of The Depository Trust Company, as depository, which we refer to as "DTC," and deposited with, or on behalf of, the depository. Except as set forth under "—Book-Entry; Delivery and Form," owners of beneficial interests in a global security will not be entitled to have senior debt securities registered in their names, will not receive or be entitled to receive physical delivery of any senior debt securities and will not be considered the registered holder thereof under the Indenture.

        Senior debt securities of any series will be exchangeable for other senior debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

        Unless otherwise indicated in the applicable prospectus supplement, senior debt securities may be presented for exchange or registration of transfer—duly endorsed or accompanied by a duly executed written instrument of transfer—at the office of the trustee maintained for such purpose with respect to any series of senior debt securities, without service charge but upon payment of any taxes and other governmental charges as described in the Indenture. Such transfer or exchange will be effected upon the trustee and us being satisfied with the documents of title and indemnity of the person making the request.

        In the event of any redemption of senior debt securities of any series, the trustee will not be required to exchange or register a transfer of any senior debt securities of such series selected, called or being called for redemption except, in the case of any senior debt security to be redeemed in part, the portion thereof not to be so redeemed.

Payment and Paying Agents

        Principal of and interest and premium, if any, on senior debt securities issued in the form of global securities will be paid in the manner described below under "—Book-Entry; Delivery and Form."

        Unless otherwise provided in a prospectus supplement, payment of principal of the senior debt securities will be made against surrender of such senior debt securities at the office or agency of our company in St. Louis, Missouri. For so long as the senior debt securities are issued in book-entry form, payments of principal, premium (if any) and interest shall be made in immediately available funds by wire transfer to The Depository Trust Company, or DTC, or its nominee. If the senior debt securities are issued in certificated form to a Holder other than DTC, payments of principal, premium (if any) and interest shall be made by check mailed to such Holder at such Holder's registered address or, upon written application by a Holder of $1,000,000 or more in aggregate principal amount of the senior debt securities to the trustee in accordance with the terms of the Indenture, by wire transfer of immediately available funds to an account maintained by such Holder with a bank or other financial institution. Defaulted interest will be paid in the same manner to Holders as of a special record date established in accordance with the Indenture.

        All amounts paid by us for the payment of principal, premium (if any) or interest on any senior debt securities that remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us and the Holders of such senior debt securities will thereafter look only to us for payment thereof.

        In any case where the date of maturity of the principal of or any premium or interest on any senior debt security or the date fixed for redemption of any senior debt security is not a Business Day, then payment of that principal or any premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and, in the case of timely payment thereof, no interest shall accrue for the period from and after such interest payment date or the date on which the principal or premium of the senior debt security is stated to be payable to such next succeeding Business Day.

Redemption Provisions

        Any terms for the optional or mandatory redemption of the senior debt securities will be indicated in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the senior debt securities of a series are to be redeemed, the particular senior debt securities to be redeemed will be selected by the trustee in such manner as it shall deem appropriate and fair.

Reporting Obligations; Information to Holders

        We will furnish to the trustee:

  (i)
  unless we are still filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of each fiscal year, our unaudited consolidated balance sheet as of the last day of such quarterly period and the related consolidated statements of income and cash flows during such quarterly period prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and (in the case of the second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year and accompanied by (A) a written statement of our authorized representative to the effect that such financial statements fairly represent our financial condition and results of operations at and as of their respective dates, (B) a section substantially similar to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A") section of a Form 10-Q, and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods;

  (ii)
  unless we are still filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 90 days after the end of each fiscal year, our consolidated balance sheet as of the end of such year and the related consolidated statements of income, cash flows, and retained earnings during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, accompanied by (A) an audit report thereon of a firm of independent public accountants of recognized national standing, (B) a section substantially similar to the MD&A section of a Form 10-K, and (C) a calculation of the Senior Debt Service Coverage Ratio for the prior four quarterly periods;

  (iii)
  at the time of the delivery of the report provided for in clause (ii) above (or at the time of the filing of the comparable report pursuant to the Exchange Act), an officer's certificate to the effect that, to the best of such officer's knowledge, no default or Event of Default under the senior debt securities of any series or the Indenture has occurred and is continuing or, if any default or Event of Default thereunder has occurred and is continuing, specifying the nature and extent thereof and what action we are taking or propose to take in response thereto; and

  (iv)
  promptly after we obtain actual knowledge of the occurrence thereof, written notice of the occurrence of any event or condition which constitutes an Event of Default under the Indenture, and an officer's certificate specifically stating that such Event of Default has occurred and setting forth the details thereof and the action which we are taking or propose to take with respect thereto.

        The calculations required by clauses (i)(C) and (ii)(C) above will be furnished to the trustee within the time period provided therefor regardless of whether we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act.

        All such information provided to the trustee as indicated above also will be provided by the trustee, upon written request to the trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the senior debt securities or (z) prospective purchasers of the senior debt securities or beneficial interests in the senior debt securities. We will furnish to the trustee, upon its request, sufficient copies of all such information to accommodate the requests of such holders and prospective holders of beneficial interests in the senior debt securities.

        At any time when we are not subject to the periodic reporting and other information requirements of Section 13 or 15(d) of the Exchange Act, we will provide without charge, upon the request of any Holder, any holder of a beneficial interest in the senior debt securities, or the trustee (on behalf of a Holder or a holder of a beneficial interest in the senior debt securities), a copy of the information specified in paragraph (d)(4) of Rule 144A under the Securities Act of 1933 to the Holder, the holder of a beneficial interest in the senior debt securities, the prospective purchaser of the senior debt securities (and of a beneficial interest in the senior debt securities) who is a qualified institutional buyer or institutional accredited investor or to the trustee for delivery to the Holder or prospective purchaser of the senior debt securities.

Certain Covenants

  Mergers and Consolidations

        We will not consolidate with or merge with or into any other person, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, and we will not permit any person to consolidate with or merge with or into us, unless: (i) immediately prior to and immediately following such consolidation, merger, sale or lease, no Event of Default under the Indenture shall have occurred and be continuing, and (ii) we are the surviving or continuing corporation, or the surviving or continuing corporation or corporation that acquires by sale, conveyance, transfer or lease is incorporated in the United States of America and expressly assumes the payment and performance of all of our obligations under the Indenture and the senior debt securities.

  Limitation on Asset Sales

        Except for the sale of our properties and assets substantially as an entirety as described in "—Mergers and Consolidations" above, and other than assets required to be sold to conform with governmental regulations, we will not, and will not permit any of our Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of such Asset Sale and all other Asset Sales consummated since November 1, 2000 would exceed 25% of our Consolidated Tangible Assets as of the beginning of our most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 25% limitation specified above if the proceeds thereof (i) are, within 12 months of such Asset Sale, invested or reinvested by us or any Subsidiary in a Permitted Business, (ii) are used by us or a Subsidiary to repay Indebtedness of our company or such Subsidiary, or (iii) are retained by us or our Subsidiaries. Additionally, if after giving effect to any Asset Sale that otherwise would cause the 25% limitation to be exceeded, each Rating Agency then rating any of the senior debt securities confirms the then current rating of such senior debt securities, the portion of such Asset Sale in excess of the 25% limitation will also be disregarded for purposes of the foregoing limitations.

  Limitation on Liens

        We will not, and will not permit any of our Subsidiaries to, issue, assume, guarantee or permit to exist any Indebtedness secured by any lien on any property of our company or our Subsidiaries, whether owned on the date that the senior debt securities are issued or thereafter acquired, without in any such case effectively securing the outstanding senior debt securities issued under the Indenture (together with, if we so determine, any other Indebtedness of or guaranteed by our company ranking equally with the senior debt securities) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction will not apply to the following liens:

  (i)
  pledges or deposits in the ordinary course of business in connection with bids, tenders, contracts or statutory obligations or to secure surety or performance bonds;

  (ii)
  liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business;

  (iii)
  liens for property taxes being contested in good faith;

  (iv)
  minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

  (v)
  liens on any property existing at the time of acquisition thereof (which liens may also extend to subsequent repairs, alterations and improvements to such property);

  (vi)
  liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;

  (vii)
  liens, if any, in existence on November 1, 2000;

  (viii)
  other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this provision does not exceed 10% of our Consolidated Tangible Assets; and

  (ix)
  liens granted in connection with extending, renewing, replacing or refinancing any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness), described in the foregoing clauses (v) through (viii) above.

        In the event that we propose to pledge, mortgage or hypothecate any property, other than as permitted by clauses (i) through (ix) of the previous paragraph, we will (prior thereto) give written notice thereof to the trustee, who will give notice to the Holders, and we will, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the senior debt securities issued under the Indenture equally and ratably with such Indebtedness.

  Limitations on Subsidiary Indebtedness

        We will not permit any Subsidiary which may acquire any Existing Generating Assets to create or incur or suffer to exist any Indebtedness for borrowed money.

Covenants That May Be Terminated

  Restricted Payments

        We will not make any Restricted Payment unless, on a Pro Forma Basis at the time such Restricted Payment is to be made, (i) the Senior Debt Service Coverage Ratio shall equal at least 1.75 to 1.0 for the most recently ended four full fiscal quarters and (ii) based on projections prepared by us on a reasonable basis, the projected Senior Debt Service Coverage Ratio for each of the succeeding four six-month periods (commencing with the month in which the distribution, payment or investment is to be made) or, with respect to any date within the 24-month period prior to the final maturity date for any senior debt securities, the number of complete six-month periods, if any, until such final maturity date for such senior debt securities, in each case measured as individual six-month periods, is projected to be greater than or equal to 1.75 to 1; provided, however, that for any period in respect of which such projected Senior Debt Service Coverage Ratio is calculated pursuant to this clause (ii) for which two-thirds or more of revenues are derived directly or indirectly from contracts with CIPS, Union Electric Company or non-affiliated third-parties and which have a then remaining term of two years or more, such ratio shall be greater than or equal to 1.50 to 1.0. Each payment of principal on the Subordinated CIPS Note other than at final maturity is payable solely to the extent of Available Cash.

  Limitation on Indebtedness

        We will not incur any Indebtedness other than Permitted Indebtedness for borrowed money unless on a Pro Forma Basis for the debt incurrence and any related transactions either (i) the Senior Debt Service Coverage Ratio shall equal at least 2.5 to 1.0 for the most recently ended four full fiscal quarters and our Senior Debt to Capital Ratio shall not exceed 0.6 to 1.0 or (ii) each Rating Agency then rating the outstanding senior debt securities of each series provides a Ratings Reaffirmation of the then existing rating of such senior debt securities after giving effect to such additional Indebtedness.

  Termination of Certain Covenants

        We may cease to comply with the covenants above under "—Restricted Payments" and "—Limitation on Indebtedness" if each of Standard & Poor's Rating Services, Moody's Investors Services Inc. and Fitch, Inc. (or, in each case, any successor thereto) to the extent such rating agency is then rating the outstanding senior debt securities of each series provides a Ratings Reaffirmation of at least the original rating of such senior debt securities after giving effect to such fact, in which case from and after the date of such reaffirmation, such covenants shall be deemed to be of no further force and effect.

Certain Definitions

        "Asset Sale" means any sale, lease, sale-leaseback, transfer, conveyance or other disposition of any assets including by way of the issue by us or any of our Subsidiaries of equity interests in such Subsidiaries, except (i) in the ordinary course of business to the extent that such property is (a) worn out or is no longer useful or necessary in connection with the operation of our business or sale inventory or (b) being transferred to a wholly owned Subsidiary of our company or (ii) if, prior to such conveyance or disposition, each Rating Agency then rating any of the senior debt securities provides a Rating Reaffirmation of the then existing rating of such senior debt securities after giving effect to such Asset Sale.

        "Available Cash" means, for a given period, all funds of our company remaining after payment of all operating and maintenance expenditures, Senior Debt Service, capital expenditures, taxes and reasonable reserves for working capital and other corporate purposes determined by us in our discretion, in each case, for such period.

        "Cash Flow Available for Senior Debt" for any period means, without duplication, (i) EBITDA of our company and our consolidated Subsidiaries for such period, minus (ii) EBITDA for such period of the consolidated Subsidiaries, if any, of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (iii) distributions received by our company from Subsidiaries described in the foregoing clause (ii) during such period, minus (iv) distributions described in the foregoing clause (iii) that are attributable to extraordinary gains or other non-recurring items included in EBITDA, minus (v) any income reported by our company for such period for persons that are not consolidated Subsidiaries of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (vi) distributions received by our company from persons described in the foregoing clause (v) during such period, minus (vii) distributions described in the foregoing clause (vi) that are attributable to extraordinary gains or other non-recurring items included in EBITDA.

        "Committed Unit Contribution Agreement" means the Committed Unit Contribution Agreement, dated as of November 1, 2000, between us and Resources in respect of any future combustion turbine units that, at our option, become subject to such agreement.

        "Consolidated Tangible Assets" means, (at any date of determination) the total assets of our company and our Subsidiaries determined in accordance with GAAP, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, research and product development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all deferred charges or unamortized debt discount and expenses, (iii) all reserves carried and not deducted from assets, (iv) securities which are not readily marketable, (v) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other equity interests or debt, (vi) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to June 30, 2000, and (vii) any items not included in clauses (i) through (vi) above which are treated as intangibles in conformity with GAAP, plus the aggregate net book value of all asset sales or dispositions made by our company and any of our Subsidiaries since November 1, 2000 to the extent that the proceeds thereof or other consideration received therefor are not invested or reinvested in a Permitted Business, or are not retained by us or our Subsidiaries.

        "EBITDA" means, with respect to any person for any period, the (i) income (or loss) before interest and taxes of such person, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), restructuring charges or other non-recurring items, plus (iv) to the extent deducted in determining such income (or loss), lease obligations of the type referred to in clause (v) of the definition of Indebtedness.

        "Existing Generating Assets" means the coal-fired and oil-fired units and gas-fired units owned by us as of the date of issuance of a series of senior debt securities.

        "Holder" means a registered holder of a Note.

        "Indebtedness" of any person means (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, senior debt securities or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all lease obligations of such person (excluding leases of property in the ordinary course of business), (vi) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities other than commercial leases, (vii) all unconditional obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such person or any warrants, rights, or options to acquire such capital stock or other equity interests, (viii) all Indebtedness of any other person of the type referred to in clauses (i) through (vii) guaranteed by such person or for which such person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (ix) all Indebtedness of the type referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property. Solely for purposes of the limitation on the incurrence of Indebtedness described above under "—Covenants That May Be Terminated—Limitation on Indebtedness," the definition of Indebtedness shall not include: (w) the Subordinated CIPS Note, (x) Non-utility Money Pool Borrowings, (y) Subordinated Parent Borrowings and (z) tax-exempt pollution control loan obligations not to exceed $104 million in aggregate principal amount.

        "Non-utility Money Pool Borrowings" means borrowings by us under Ameren Corporation's non-utility money pool agreement.

        "Parent" means with respect to any person, any other person who directly or indirectly owns greater than 50% of the capital stock of such person.

        "Permitted Business" means a business that is the same as or similar to our business as of November 1, 2000, or any business reasonably related thereto, including advances made by us pursuant to a valid Committed Unit Contribution Agreement.

        "Permitted Indebtedness" means (i) the Subordinated CIPS Note, (ii) Non-utility Money Pool Borrowings, (iii) Subordinated Parent Borrowings, and (iv) tax-exempt pollution control loan obligations not to exceed $104 million in aggregate principal amount.

        "Pro Forma Basis" means, for the purpose of the covenant set forth above under "—Covenants That May Be Terminated—Limitation on Indebtedness" and the making of a Restricted Payment described in clause (iii) of the definition of "Restricted Payments" below, that the calculation shall give effect to the incurrence of the Indebtedness, the making of such Restricted Payment, various acquisitions or dispositions of assets in the relevant period and, in each case, the application of proceeds thereof.

        "Rating Agencies" means Standard & Poor's Rating Services and Moody's Investors Services, Inc.

        "Ratings Reaffirmation" means a reaffirmation by each of the Rating Agencies of their original or then current credit ratings (as applicable) of any of the senior debt securities outstanding, giving effect to the transaction giving rise to such request for such reaffirmation.

        "Restricted Payments" means, collectively, (i) distributions including payments of dividends or redemptions or repurchases of ownership interests in our company; (ii) payments of principal, interest or premium, if any, on and any repurchases of any Subordinated Parent Borrowings or other subordinated Indebtedness we may issue (including to an affiliate); and (iii) investments made by us or any Subsidiary in any partnership, joint venture or other entity which is not a Subsidiary. Restricted Payments do not include payments in respect of the Subordinated CIPS Note, repayments of Non-utility Money Pool Borrowings and advances made by us pursuant to the terms of a valid Committed Unit Contribution Agreement.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Senior Debt Service" means, with respect to any person for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness of such person for such period including (A) the net costs under interest rate hedge agreements, (B) all capitalized interest, (C) the interest portion of any deferred payment obligation and (D) payments in the nature of interest under lease obligations of such person scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of our company, including, but not limited to, the Subordinated CIPS Note), and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness of such person, including payments in the nature of principal under lease obligations, in each case scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of our company, including, but not limited to, the Subordinated CIPS Note).

        "Senior Debt Service Coverage Ratio" for any period means, the ratio of (i) Cash Flow Available for Senior Debt for such period to (ii) Senior Debt Service for such period.

        "Senior Debt to Capital Ratio" means, with respect to any person, the ratio as of the most recent fiscal quarter for which financial statements have been delivered to the trustee of (i) the aggregate principal amount of senior Indebtedness of that person then outstanding to (ii) Total Capitalization.

        "Senior Indebtedness" means, all our Indebtedness, exclusive of Indebtedness which is by its terms subordinated in right of payment to any of our other Indebtedness, including, but not limited to, the Subordinated CIPS Note and Subordinated Parent Borrowings.

        "Subordinated CIPS Note" means the subordinated note issued by us to CIPS in the initial amount of $552 million in connection with the acquisition of our coal plants in 2000 and, provided that there is no increase in the principal amount thereof, any refinancing or extension thereof.

        "Subordinated Parent Borrowings" means borrowings by us from a Parent, provided that such borrowings are subordinated on terms substantially similar to the terms of subordination set forth in the Indenture.

        "Subsidiary" means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by us.

        "Total Capitalization" means, with respect to any person, the sum, without duplication, of (i) total common stock equity or analogous ownership interests of that person, (ii) preferred stock and preferred securities of that person, (iii) additional paid in capital or analogous interests of that person, (iv) retained earnings of that person and (v) the aggregate principal amount of Indebtedness (including all intercompany notes) of that person then outstanding.

Events of Default

        The following constitute Events of Default under the Indenture:

  (i)
  our default in the payment of all or any part of the principal of, or premium, if any, on, any of the senior debt securities issued under the Indenture as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise; or

  (ii)
  our default in the payment of any installment of interest upon any of the senior debt securities issued under the Indenture as and when the same shall become due and payable, and continuance of such default for a period of five days; or

  (iii)
  an event of default, as defined in any of our instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of our company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), other than such Indebtedness the principal of, and interest on which, does not individually, or in the aggregate, exceed $25 million; or

  (iv)
  our failure to perform or observe any covenant or agreement (while such covenant or agreement is effective) set forth under "—Certain Covenants" and "—Covenants That May Be Terminated" above and such failure shall continue uncured for more than thirty (30) days after we have actual knowledge of such failure; or

  (v)
  our failure to perform or observe any of our covenants or agreements contained in any other provision of the Indenture and such failure shall continue uncured for more than thirty (30) days after we have actual knowledge of such failure; provided, that if we commence efforts to cure such default within such thirty (30)-day period and are diligently attempting to cure such default, we may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" under the Indenture) for an additional sixty (60) days so long as we certify to the trustee that no other Event of Default has occurred and is continuing and we are diligently pursuing such cure; or

  (vi)
  one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against us or any of our properties in an aggregate amount in excess of $25,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged and unstayed for more than 60 consecutive days, except while being contested in good faith by appropriate proceedings; or

  (vii)
  specified events of bankruptcy, insolvency or reorganization involving our company or a Subsidiary; or

  (viii)
  one or more payments aggregating $25 million or more due to us under the terms of the Amended and Restated Power Supply Agreement dated as of March 28, 2008 between us and Marketing Company (or any successor long-term agreement between us and Marketing Company (or any successor that is a subsidiary of Ameren Corporation) for the sale of more than 50% of the capacity and energy of the Existing Generating Assets) are not made within 60 days of the date they are due.

        If an Event of Default (other than an Event of Default based on an event of our bankruptcy, insolvency or reorganization) occurs and is continuing, either the trustee or the Holders of not less than 25% in aggregate principal amount of the senior debt securities outstanding under the Indenture may, by written notice to us (and to the trustee if given by Holders), declare the principal of and accrued interest on all senior debt securities outstanding under the Indenture to be immediately due and payable, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal, premium or interest) may be waived by the Holders of a majority in aggregate principal amount of senior debt securities then outstanding under the Indenture. If an Event of Default due to our bankruptcy, insolvency or reorganization occurs, all unpaid principal, premium, if any, and interest in respect of the senior debt securities issued under the Indenture will automatically become due and payable without any declaration or other act on the part of the trustee or any Holder. The occurrence of an event described in paragraph (vii) of this section with respect to a Subsidiary shall not constitute an Event of Default if (x) the creditors of such Subsidiary have no recourse to our company or (y) such subsidiary is not a "significant subsidiary" as defined in Regulation S-X under the Securities Act.

        The Holders of a majority in principal amount of the senior debt securities then outstanding under the Indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the Holders will have offered to the trustee reasonable indemnity satisfactory to it against expenses and liabilities.

Modification

  Indenture and Supplemental Indentures

        With the consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities of all series at the time outstanding considered as one class, we and the trustee may modify the Indenture or any indentures supplemental thereto or the rights of the Holders of the senior debt securities; provided, that if there are senior debt securities of more than one series outstanding and if a proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of all series so directly affected, considered as one class, will be required; provided, further, that no such supplemental indenture shall

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Holder to institute suit for the payment thereof, in each case without the consent of the Holder of each note so affected, or

  •
  without the consent of the Holders of all senior debt securities then outstanding, reduce the percentage of senior debt securities, the consent of the Holders of which is required for any such modification, or the percentage of senior debt securities, the consent of the Holders of which is required for any waiver provided for in the Indenture.

        We and the trustee without the consent of any Holder may amend the Indenture and the senior debt securities for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner which we and the trustee may determine is not inconsistent with the Indenture and the senior debt securities and will not adversely affect the interests of any Holder.

  Committed Unit Contribution Agreement

        Under the Indenture, except with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities outstanding under the Indenture, and except to add additional units, we may not amend, modify, terminate or consent to the amendment, modification or termination of the Committed Unit Contribution Agreement.

  Subordinated CIPS Note

        Under the Indenture, except with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities outstanding under the Indenture, we may not amend, modify, terminate or consent to the amendment, modification or termination of the Subordinated CIPS Note. Under the Indenture, notwithstanding the foregoing, we may prepay or otherwise reduce in principal amount, in whole or in part, the Subordinated CIPS Note under one or more of the following conditions:

  •
  upon the assumption of the obligations and liabilities of CIPS under up to $182 million of tax-exempt pollution control loan obligations, in which case the Subordinated CIPS Note shall be reduced by the outstanding principal amount of those pollution control loan obligations assumed by us;

  •
  upon exchange (and use of proceeds from that exchange) for debt or equity securities with terms at least as subordinate as the Subordinated CIPS Note; or

  •
  with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities outstanding under the Indenture and the approvals required under the terms of any other Senior Indebtedness.

        We have entered into an agreement with Resources under which, in the event that upon maturity, the Subordinated CIPS Note has not been paid in full or refinanced with other subordinated intercompany indebtedness with substantially similar terms of subordination, then Resources will assume our obligations under the Subordinated CIPS Note (subject to any required regulatory approval), with no further liability to us, or contribute sufficient funds to us as equity or subordinated debt to enable us to pay in full the remaining balance of the Subordinated CIPS Note at maturity. Under the Indenture, except with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the senior debt securities outstanding under the Indenture, we may not amend, modify, terminate or consent to the amendment, modification or termination of this agreement with Resources.

Defeasance and Covenant Defeasance

  Defeasance

        The Indenture provides that we will be deemed to have paid and will be discharged from any and all obligations in respect of the senior debt securities, on the 123rd day after the deposit referred to below has been made, and the provisions of the Indenture will cease to be applicable with respect to the senior debt securities (except for, among other matters, certain obligations to register the transfer of or exchange of the senior debt securities, to replace apparently mutilated, defaced, destroyed, lost or stolen senior debt securities, to maintain paying agencies and to hold funds for payment in trust) if:

  (i)
  we have deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the Indenture) that, through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the senior debt securities, at the time such payments are due in accordance with the terms of the Indenture;

  (ii)
  we have delivered to the trustee (a) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under the defeasance provisions of the Indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the Indenture and (b) an opinion of counsel to the effect that the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

  (iii)
  immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, will have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

  (iv)
  if at such time the senior debt securities are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the senior debt securities will not be delisted as a result of such deposit, defeasance and discharge.

  Defeasance of Certain Covenants and Certain Events of Default

        The Indenture further provides that the provisions of the Indenture will cease to be applicable with respect to:

  •
  the covenants described under "—Certain Covenants" and "—Covenants That May Be Terminated" described above and

  •
  clause (v) under "—Events of Default" with respect to such covenants and clauses (iii) and (vi) under "—Events of Default" upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the senior debt securities, the satisfaction of the conditions described in clauses (ii)(b), (iii) and (iv) under "—Defeasance and Covenant

    Defeasance—Defeasance" above and the delivery by us to the trustee of an opinion of counsel to the effect that, among other things, the Holders of the senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

  Defeasance and Certain Other Events of Default

        If we exercise our option to omit compliance with certain covenants and provisions of the Indenture with respect to the senior debt securities as described in the immediately preceding paragraph and the senior debt securities are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities, at the time of their stated maturity, but may not be sufficient to pay amounts due on the senior debt securities at the time of acceleration resulting from such Event of Default. We will remain liable for such payments.

Book-Entry; Delivery and Form

  General

        Each series of senior debt securities offered by this prospectus may be issued in the form of one or more Global Notes representing all or a part of that series of senior debt securities, which will be deposited with the trustee, as custodian for DTC, registered in the name of DTC or its nominee (unless otherwise provided in a prospectus supplement).

        Except in the limited circumstances described under "—Certificated senior debt securities" below, beneficial interests in the Global Note will only be recorded by book-entry and owners of beneficial interests in the Global Note will not be entitled to receive physical delivery of certificates representing any series of senior debt securities.

        Any beneficial interest in a Global Note that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

  Global Notes

        Unless otherwise provided in a prospectus supplement, DTC will act as securities depository for the senior debt securities. The senior debt securities will be issued as fully registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC.

        The following is based solely on information furnished by DTC:

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC Rules applicable to its Participants are on file with the SEC.

        Purchases of global securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the global securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the global securities except in the event that use of the book-entry system for the global securities is discontinued.

        To facilitate subsequent transfers, all global securities deposited by Direct Participants with DTC will be registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the global securities; DTC's records will reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults and proposed amendments to the Indenture. Beneficial Owners may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to the Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Any redemption notices will be sent to DTC. If less than all of a series of global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus Proxy (the "Omnibus Proxy") to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Principal and interest payments and redemption proceeds, if any, on the global securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from the trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participants and not of DTC, the trustee for such securities or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest payments, premium, if any, and redemption proceeds, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the trustee or us, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy thereof.

        The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

        None of the trustee, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  Certificated senior debt securities

        If (i) DTC or any successor depository notifies us or the trustee that it is unwilling or unable to continue as a depository for the Global Note or ceases to be a "clearing agency" registered under the Exchange Act and a successor depository is not appointed by us within 90 days of such notice, (ii) an Event of Default under the Indenture or the senior debt securities has occurred and is continuing and payment of principal and interest has been accelerated or (iii) we decide, at our option, to discontinue use of the book-entry system through DTC, we will issue certificates for the senior debt securities in definitive registered form in exchange for the Global Note. The Holder of a certificated definitive registered note may transfer such Note by surrendering it at the office or agency maintained by us for such purpose in St. Louis, Missouri, which initially will be the office of the trustee.

The Trustee

        The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture.

Governing Law

        The Indenture, any indentures supplemental thereto and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell the senior debt securities:

  •
  through underwriters or dealers;

  •
  directly;

  •
  through agents; or

  •
  through any combination of the above.

        The applicable prospectus supplement will set forth the terms under which the senior debt securities are offered, including the name or names of any underwriters, the respective amounts underwritten, the purchase price of the senior debt securities and the proceeds to us from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

        Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in an offering, the senior debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The senior debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular senior debt securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular senior debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the senior debt securities being offered if any are purchased.

        We may sell the senior debt securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the senior debt securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Senior debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the senior debt securities remarketed thereby.

        Any underwriters, dealers or agents participating in the distribution of the senior debt securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the senior debt securities may be deemed to be underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect of these liabilities. Agents, dealers and underwriters may engage in transactions with or perform services for us in the ordinary course of business.

        Unless otherwise specified in a prospectus supplement, the senior debt securities will not be listed on a national securities exchange.

        We may enter into derivative transactions with third parties, or sell senior debt securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell senior debt securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use senior debt securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use senior debt securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

LEGAL MATTERS

        Steven R. Sullivan, Esq., our Senior Vice President, General Counsel and Secretary, and Craig W. Stensland, Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to us, will pass upon the validity of the offered senior debt securities for us. As of September 30, 2008, Mr. Sullivan owned approximately 7,854 shares of Ameren's common stock. In addition, as of that date, Mr. Sullivan owned approximately 5,401 restricted shares of Ameren's common stock and approximately 47,877 performance share units, none of which are fully vested. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, will pass upon the validity of the offered senior debt securities for any underwriters, dealers, purchasers or agents. Pillsbury Winthrop Shaw Pittman LLP represents us from time to time in connection with various matters.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Ameren Energy Generating Company for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$250,000,000

6.30% Senior Notes, Series I, due 2020

Prospectus Supplement
November 12, 2009

Barclays Capital

Morgan Stanley

RBS

Scotia Capital

Fifth Third Securities

KeyBanc Capital Markets

Loop Capital Markets

Morgan Keegan & Company, Inc.